GRUBB & ELLIS APARTMENT REIT, INC.
SECOND ARTICLES OF AMENDMENT

Grubb & Ellis Apartment REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by deleting therefrom the definition of “Independent Directors” in Article IV and inserting in lieu thereof the following definition of “Independent Directors” in Article IV:

Independent Directors. The directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.

(a) A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i) owns an interest in the Sponsor, Advisor or any of their Affiliates;

(ii) is employed by the Sponsor, Advisor or any of their Affiliates;

(iii) is an officer or director of the Sponsor, Advisor or any of their Affiliates;

(iv) performs services, other than as a director, for the Corporation;

(v) is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi) has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

(b) For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the gross revenue derived by the director from the Sponsor, Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the director’s:

(i) annual gross revenue, derived from all sources, during either of the last two years; or

(ii) net worth, on a fair market value basis.

(c) An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Sponsor, Advisor, any of their Affiliates or the Corporation.

SECOND: The charter of the Corporation is hereby amended by deleting therefrom Section 5.8(a) of Article V and inserting in lieu thereof the following Section 5.8(a) of Article V:

(a) To become a Common Stockholder in the Corporation, an individual or fiduciary must represent to the Corporation:

(i) that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the             shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(ii) that such individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account, grantor or donor who directly or indirectly supplies the funds to purchase the shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000; or

(iii) such other standards as may be established by individual states.

THIRD: This amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The undersigned Chief Executive Officer acknowledges these Second Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

Except as amended hereby, the rest and remainder of the Corporation’s charter shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment to the Articles of Amendment and Restatement to be executed under seal in its name and on its behalf by its Chief Executive Officer, and attested to by its Secretary, on this 22nd day of June, 2010.

GRUBB & ELLIS APARTMENT REIT, INC.

By: /s/ Stanley J. Olander, Jr. (SEAL)
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

ATTEST:

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Secretary